Exhibit 10.1 (i)

EIGHTH AMENDMENT TO OFFICE LEASE

This Eighth Amendment to Office Lease (the “Eighth Amendment”), dated April 22, 2011, is made by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and SPARK NETWORKS USA, LLC, a Delaware limited liability company (“Tenant”), with offices at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211.

WHEREAS,

A. Arden Realty Limited Partnership, a Maryland limited partnership (“Arden”) Landlord’s predecessor-in-interest, pursuant to the provisions of that certain Standard Office Lease dated September 1, 2000 (the “Original Lease”), as amended by that certain First Amendment to Standard Office Lease dated September 5, 2000 (the “First Amendment”), that certain Second Amendment to Lease dated January 16, 2003 (the “Second Amendment”), that certain Third Amendment to Lease dated October 30, 2003 (the “Third Amendment”), that certain Fourth Amendment to Lease dated May 14, 2004 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated January 31, 2006 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated February 6, 2007 (the “Sixth Amendment”), and that certain Partial Surrender and Seventh Amendment to Office Lease dated November 27, 2007 (the “Seventh Amendment”), leased to Spark Networks Limited, a limited company organized and existing under the laws of England and Wales and qualified to do business in California, formerly known as Sparks Networks PLC, which was formerly known as MatchNet PLC (“Original Tenant”), and Original Tenant leased from Arden space in the property located at 8383 Wilshire Boulevard, Beverly Hills, California 90211 (the “Building”), commonly known as Suite 800 (the “Existing Premises”);

B. Landlord succeeded to Arden’s interest under the Original Lease;

C. On or about December 1, 2010, Original Tenant formed SPARK NETWORKS USA, LLC, a Delaware limited liability company as a wholly owned subsidiary of Original Tenant, and Tenant desires to be the named tenant under the Lease;

D. Tenant wishes to reduce its occupancy within the Building to exclude a portion of the Existing Premises, (the “Returned Space”), which reduction Landlord has conditionally permitted, contingent upon Tenant’s acceptance of and compliance with the provisions of this Eighth Amendment;

E. The Fourth Extended Term of the Lease for the Existing Premises expires July 31, 2011, which Term Landlord and Tenant wish to hereby extend with respect to 15,922 rentable square feet only (the “Remaining Premises”) as shown on Exhibit A; and

F. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Eighth Amendment. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and this Eighth Amendment, shall collectively be referred to herein as the “Lease”.

2. Permitted Assignment. To the extent Tenant is a wholly owned subsidiary of Original Tenant, then Tenant is an Affiliate (as defined in Article 15 of the Original Lease, as amended by Section 14 of the Seventh Amendment) of Original Tenant and in that capacity, Tenant agrees to accept all of Original Tenant’s right, title and interest in, under and to the Lease as well as assume all of Original Tenant’s obligations, liabilities, duties and responsibilities in, under and to the Lease. As of the Effective Date, the named Tenant on the Lease shall be “SPARK NETWORKS USA, LLC, a Delaware limited liability company” in place of “Spark Networks Limited, a limited company organized and existing under the laws of England and Wales and qualified to do business in California.”

3. Extension of Term. The Term of the Lease is hereby extended two (2) years (the “Fifth Extended Term”), from and including August 1, 2011 (the “Effective Date”), through and including midnight on July 31, 2013 unless sooner terminated (the “Termination Date”).

4. Surrender of Returned Space. Tenant shall vacate the Returned Space no later than July 31, 2011 (the “Surrender Date”) and shall tender possession thereof to Landlord in good condition and repair (reasonable wear and tear excepted), broom-clean, free of Tenant’s furniture, fixtures, equipment, personal property and debris. Notwithstanding Tenant’s surrender of the Returned Space, Tenant’s

8383 Wilshire / Spark Networks Limited / LG / March 14, 2012
	_________	_________	_________	_________
	Initial	Initial	Initial	Initial

subtenant, Castle & Associates, APLC, a professional law corporation (“Castle”) shall be permitted to continue to lease and occupy the Returned Space effective August 1, 2011subject to mutually agreed upon terms in a direct lease between Landlord and Castle. In that event, Tenant shall be deemed to have tendered possession thereof to Landlord as of that date in good condition and repair (reasonable wear and tear excepted), broom-clean, free of Tenant’s furniture, fixtures, equipment, personal property and debris.

4.1 Release Of Liability and Claims. Contingent upon Landlord and Tenant fully performing the covenants and provisions contained herein and in the Lease, then, except as otherwise contained herein, on the Surrender Date Landlord and Tenant shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the Lease with respect to the Returned Space.

4.1 Tenant, for itself, and on behalf of any third party claiming by, on behalf of or after Tenant, hereby releases any rights or claims to occupancy of the Returned Space and/or any benefit thereof, arising out of in connection with the Lease after the Surrender Date.

4.1 Disclaimer. The Original Lease provides in Article 1E for payment of Tenant’s Proportionate Share of increases in Direct Costs periodically on an estimated basis with adjustment to the actual amounts due at some time in the future. Tenant has not received a final calculation of the actual amount due for the period of time ending on the Surrender Date with respect to the Returned Space. Accordingly, Tenant understands and agrees that:

a) Landlord’s estimate or allocation of anticipated increases in Tenant’s Proportionate Share is only an estimate by Landlord and is not intended nor shall be construed as a limitation or ceiling upon the actual amounts which may be due;

b) Tenant shall be solely responsible for Tenant’s Proportionate Share with respect to the Returned Space through and including the Surrender Date by virtue of such adjustments and shall be solely entitled to any refunds resulting from such adjustments, even if such calculations are rendered to Tenant by Landlord after the Surrender Date; and

c) The final reconciliation of Tenant’s Proportionate Share shall not be completed until after the year end of the calendar year for which such computations are to be made, after which computation has been completed, Landlord shall notify Tenant of any adjustment in Additional Rent due for the balance of the Extended Term with respect to the Returned Space, computed to and including the Surrender Date.

5. Rentable Area.

5.1. Reduction in Rentable Area of the Remaining Premises. As of the Effective Date, (i) the Rentable Area of the Existing Premises shall be decreased from approximately 16,414 square feet to approximately 15,922 square feet; and (ii) the definition of the Existing Premises shall be revised to exclude the Returned Space, and wherever in the Lease the word Premises is found, it shall thereafter refer to the “Remaining Premises”.

5.2. Measurement of Remaining Premises. The Usable Area of the Remaining Premises is approximately 13,374 square feet and has been measured by Stevenson Systems, Inc., an independent planning firm, in accordance with the 2010 ANSI/BOMA Standard set forth collectively by the American National Standards Institute and the Building Owners and Managers Association, as a guideline. Landlord and Tenant further agree that the Rentable Area of the Remaining Premises has been calculated on the basis of 1.1905 times the estimated Usable Area, regardless of what actual common areas of the Building may be, or whether they may be more or less than 19.05% of the total estimated Usable Area of the Building, and is provided solely to give a general basis for comparison and pricing of this space in relation to other spaces in the market area. Landlord, at its cost, shall fill in the door on the current demising wall separating the Remaining Premises from the Returned Space (the “Door Work”).

6. Revision to Monthly Basic Rental.

Commencing on August 1, 2011, and continuing through July 31, 2012, the Monthly Basic Rental payable by Tenant shall be $42,193.30 per month.

Commencing on August 1, 2012, and continuing throughout the remainder of the Fifth Extended Term, the Monthly Basic Rental payable by Tenant shall increase from $42,193.30 per month to $43,459.10 per month.

Tenant shall pay to Landlord the Monthly Basic Rental due for the first month of the Fifth Extended Term on or before the Effective Date.

Notwithstanding the foregoing, Tenant shall be permitted to abate fifty percent (50%) of the Monthly Basic Rental due for the months of January 2012, February 2012, May 2012, June 2012,

8383 Wilshire / Spark Networks Limited / LG / March 14, 2012
	_________	_________	_________	_________
	Initial	Initial	Initial	Initial

August 2012, September 2012, December 2012, January 2013, February 2013, March 2013, April 2013 and May 2013 (collectively, the amount of Monthly Basic Rental abated shall be referred to herein as the “Rent Abated Amount”).

7. Modification of Security Deposit. Landlord acknowledges that it currently holds the sum of $129,670.60 as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Fifth Extended Term, unless otherwise applied pursuant to the provisions of the Lease and subject to Paragraph 7.1 below. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease (except for the 30 day period set forth in Original Lease Article 4), and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in the Original Lease, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. As used herein a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

7.1 Corresponding Reduction to Security Deposit and Rent Offset.

(a) Subject to 7.1(b) below and notwithstanding the foregoing provisions of Paragraph 7 to the contrary, during the Fifth Extended Term, the Security Deposit for the Remaining Premises shall be reduced and a portion applied to the Monthly Basic Rental payable by Tenant for the Remaining Premises as follows:

i) on or before the fifth (5th) business day of August 2011 (“Month 1”) the Security Deposit shall be proportionately reduced by an amount equal to the Monthly Basic Rental due for Month 2 (the “First Reduction”), which is $42,193.30, and the total sum of the First Reduction shall be applied to Monthly Basic Rental due for Month 1, so that the balance of the Security Deposit then remaining shall be $87,477.30;

ii) on or before the fifth (5th) business day of September 2011 (“Month 2”) the Security Deposit shall be proportionately reduced by an amount equal to the Monthly Basic Rental due for Month 3 (the “Second Reduction”), which is $42,193.30, and the total sum of the Second Reduction shall be applied to Monthly Basic Rental due for Month 2, so that the balance of the Security Deposit then remaining shall be $45,284.00; and

iii) on or before the fifth (5th) business day of October 1, 2011 (“Month 3”) the Security Deposit shall be proportionately reduced by an amount of $1,824.90 (the “Final Reduction”), and the Final Reduction shall be applied to Monthly Basic Rental due for Month 3, so that the balance of the Security Deposit then remaining shall be $43,459.10;

(b) Notwithstanding the scheduled applications to Monthly Basic Rental set forth above, in the event Tenant commits a material default of any of its obligations under the Lease prior to any of the scheduled applications of the Security Deposit to Monthly Basic Rental, and such material default continues after any applicable notice and cure period, then, regardless of whether such material default is thereafter cured, and without the necessity of any further notice to Tenant, the Security Deposit shall thereafter remain on deposit with Landlord in the full amount then held and no additional reductions in the Security Deposit or future applications to Monthly Basic Rental shall occur thereafter. The remedies granted to Landlord under this Paragraph 7 shall be in addition to and not in lieu of any and all remedies of Landlord under this Lease and applicable law.

8. Revision to Base Year. As of the Effective Date, the Base Year for Tenant’s payment of increases in Direct Costs for the Remaining Premises shall be calendar year 2011.

9. Revision in Tenant’s Proportionate Share. As of the Effective Date, Tenant’s Proportionate Share, as specified in Section 1E of the Original Lease, as amended, shall be 3.7%, calculated by dividing the Usable Area of the Remaining Premises (13,374 usable square feet) by the Usable Area of the Building (366,917 usable square feet) multiplied by 100.

10. Acceptance of Existing Premises. Tenant acknowledges that it has been in possession of Suite 800 for over ten (10) years; has no claim against Landlord, and therefore releases Landlord from any claim, loss, liability, cost or expense, in connection with the Existing Premises or the Lease. Tenant has made its own inspection of and inquiries regarding the Existing Premises, which are already improved. Therefore, except for the Door Work (defined in Paragraph 5.2 above), Tenant accepts the Existing Premises in their “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, the Remaining Premises or the Building for the purposes intended by Tenant.

8383 Wilshire / Spark Networks Limited / LG / March 14, 2012
	_________	_________	_________	_________
	Initial	Initial	Initial	Initial

11. Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Eighth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Eighth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

If either signatory hereto is a corporation, the person(s) executing on behalf of said entity shall affix the appropriate corporate seal to each area in the document where request therefor is noted, and the other party shall be entitled to conclusively presume that by doing so the entity for which said corporate seal has been affixed is attesting to and ratifying this Eighth Amendment.

12. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Eighth Amendment other than Douglas Emmett Management, LLC and CresaPartners. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Eighth Amendment.

13. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Eighth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record or with respect to Tenant’s public filings.

14. Governing Law. The provisions of this Eighth Amendment shall be governed by the laws of the State of California.

15. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

16. Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, as contemplated under this Eighth Amendment, until both Landlord and Tenant have executed and delivered this Eighth Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Eighth Amendment.

The submission of this Eighth Amendment to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease the Premises, or otherwise create any interest by Tenant in the Premises or any other portion of the Building other than the Existing Premises currently occupied by Tenant. Execution of this Eighth Amendment by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Eighth Amendment to Tenant.

17. Asbestos Notification Tenant acknowledges it has received and reviewed Exhibit B attached hereto and incorporated herein.

8383 Wilshire / Spark Networks Limited / LG / March 14, 2012
	_________	_________	_________	_________
	Initial	Initial	Initial	Initial

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the later of the date(s) written below.

LANDLORD:	TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company	SPARK NETWORKS USA, LLC, a Delaware limited liability company

By: Douglas Emmett Management, LLC, a Delaware limited liability company, its Agent	By: /s/ Joshua A. Kreinberg
Name: Joshua A. Kreinberg

By: Douglas Emmett Management, Inc., a Delaware corporation, its Manager	Title: General Counsel & Corporate Secretary

By: /s/ Michael J. Means Michael J. Means, Senior Vice President	Dated: 4/25/11
By: /s/ Gregory R. Liberman

Name: Gregory R. Liberman

Dated: 4/27/11	Title: President & Chief Executive Officer

Dated: 4/26/11

8383 Wilshire / Spark Networks Limited / LG / March 14, 2012
	_________	_________	_________	_________
	Initial	Initial	Initial	Initial